EXHIBIT 99.1

ASSET PURCHASE AGREEMENT

dated as of November 19, 2004

by and among

CARDIOTECH INTERNATIONAL INC.,

CARTIKA MEDICAL, INC.

THOMAS C. CARLSON

AND

SHEILA A. CARLSON

TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF ACQUIRED ASSETS; ASSUMPTION OF Seller LIABILITIES
1.1	Acquired Assets.
1.2	Excluded Assets.
1.3	Assumed Liabilities.
1.4	Excluded Liabilities.
1.5	Transfer Taxes.
1.6	Allocation of Consideration.
1.7	Cooperation and Records Retention.
1.8	Assignment of Certain Contracts.
ARTICLE II CLOSING; ASSET PURCHASE CONSIDERATION; DELIVERIES AT CLOSING
2.1	Closing.
2.2	Asset Purchase Consideration.
2.3	Deliveries at the Closing.
ARTICLE III CONDITIONS TO CLOSING OF BUYER
3.1	Closing Deliveries.
3.2	Representations and Warranties; Agreements and Covenants.
3.3	Proceedings.
3.4	Consents.
3.5	Authorization.
3.6	Governmental Filings.
3.7	Documents.
3.8	Opinion of Counsel for Seller.
3.9	No Material Adverse Change.
3.10	Non-Competition Agreements.
3.11	Satisfactory Due Diligence.
3.12	Bank Account Signatories.
3.13	Employees Benefit Plans.
3.14	Employment Agreements.
ARTICLE IV CONDITIONS TO CLOSING OF Seller
4.1	Closing Deliveries.
4.2	Representations and Warranties; Agreements and Covenants.
4.3	Proceedings.
4.4	Authorization.
4.5	Governmental Filings.
4.6	Documents.
ARTICLE V REPRESENTATIONS AND WARRANTIES OF Seller and the shareholders
5.1	Organization; Ownership; Capitalization.
5.2	Authorization of Transaction.
5.3	Non-contravention.
5.4	Financial Statements; Assets and Liabilities.
5.5	Creditors; Bankruptcy, etc.

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5.6	Legal Compliance; Permits; Licenses.
5.7	Contracts.
5.8	Litigation.
5.9	Accounts Receivable.
5.10	Brokers.
5.11	Schedules.
5.12	Required Government Consents.
5.13	Restrictions on Business Activities.
5.14	Tax Matters.
5.15	Customer Credits.
5.16	Clients and Customers; Vendors and Supppliers.
5.17	Intellectual Property.
5.18	Affiliate Interests.
5.19	Title to Property.
5.20	Contributions and Payments.
5.21	Internal Controls.
5.22	Bank Accounts; Powers of Attorney.
5.23	Registration Statement.
5.24	Employment Matters.
5.25	No Misrepresentation.
5.26	Scope of Seller’s Knowledge.
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER
6.1	Organization; Ownership.
6.2	Authorization of Transaction.
6.3	No Restrictions Against Transactions.
6.4	Brokers.
6.5	Litigation.
6.6	Purchase Price.
6.7	Scope of Buyer’s Knowledge.
ARTICLE VII SURVIVAL; INDEMNIFICATION; ADDITIONAL AGREEMENTS OF THE PARTIES
7.1	Survival; Time to Assert Claims; Retained Amount.
7.2	Indemnification; Indemnification Procedures.
7.3	Negotiation Expenses.
7.4	Further Assurances.
7.5	Confidentiality; Publicity.
7.6	Cooperation on Tax Matters.
7.7	Registration Rights.
7.8	Benefit Plans.
7.9	No-Shop Provisions.
7.10	Conduct of Business.
ARTICLE VIII DEFINITIONS
ARTICLE IX MISCELLANEOUS

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9.1	No Third Party Beneficiaries.
9.2	Entire Agreement.
9.3	Successors and Assigns.
9.4	Notices.
9.5	Governing Law.
9.6	Modification, Amendments and Waiver.
9.7	Incorporation of Exhibits and Schedules.
9.8	Construction.
9.9	Independence of Covenants and Representations and Warranties.
9.10	Severability.
9.11	Waiver of Jury Trial.
9.12	Specific Performance and Arbitration.
9.13	Attorneys’ Fees.
9.14	Bulk Sales Laws.
9.15	Headings.
9.16	Counterparts.

SCHEDULES AND EXHIBITS

Disclosure Schedule
Schedule 1.2
Schedule 1.3
Schedule 1.8
Schedule 2.2(a)
Schedule 5.1(a)(b)(c)
Schedule 5.3
Schedule 5.4
Schedule 5.6(a)(b)(c)
Schedule 5.7
Schedule 5.8
Schedule 5.9
Schedule 5.13
Schedule 5.14(a)(b)(c)
Schedule 5.15
Schedule 5.16
Schedule 5.17(a)(b)(c)(g)(j)
Schedule 5.18
Schedule 5.19
Schedule 5.22
Schedule 5.24

Exhibit A	-	Form of Escrow Agreement
Exhibit B	-	Form of Bill of Sale

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Exhibit C	-	Form of Assignment
Exhibit D	-	Form of Carlson Employment Agreement
Exhibit E	-	Form of Berger Employment Agreement
Exhibit F	-	Form of CTR Agreement
Exhibit G	-	Form of Non-Competition Agreement

2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November     , 2004, is entered into by and among CARDIOTECH INTERNATIONAL INC., a Massachusetts corporation (“Buyer”), CARTIKA MEDICAL, INC., a Minnesota corporation (“Seller”), and THOMAS C. CARLSON (“T. Carlson”) and SHEILA A. CARLSON (“S. Carlson” and together with T. Carlson, the “Shareholders”).  Each of Buyer, Seller and the Shareholders is sometimes referred to herein as a “Party” and collectively as the “Parties”.  Defined terms used herein not otherwise defined shall have the meanings ascribed to them in Article VIII hereof.

Recitals

WHEREAS, Seller is engaged in the business of contract medical manufacturing to customers in the medical device industry (the “Business”);

WHEREAS,  Buyer will organize a wholly-owned subsidiary corporation under the laws of the State of Minnesota under the name of  “CarTika Acquisition Inc.” (“Newco”) for the purposes of consummating the Transactions (as hereinafter defined);

WHEREAS, Buyer desires to have Newco purchase from Seller substantially all of Seller’s assets used or useful in the operation of the Business, and to have Newco assume only certain liabilities of Seller specified herein, and Seller desires to sell such assets in exchange for common stock, par value $0.01, of Buyer (“Common Stock”), cash and the assumption of such specified liabilities;

WHEREAS, Shareholders are the sole shareholders of Seller and will derive substantial benefits from the consummation of the Transactions;

WHEREAS, the Parties intend and contemplate that the asset purchase and the other transactions contemplated by this Agreement and the other Documents (as defined herein) (collectively, the “Transactions”) will be consummated as of the Closing Date (as defined herein).

NOW, THEREFORE, in consideration of these premises and the mutual agreements, covenants, representations and warranties herein contained, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ACQUIRED ASSETS;
ASSUMPTION OF SELLER LIABILITIES

1.1       Acquired Assets.

At the Closing and subject to the terms and conditions of this Agreement, Buyer shall cause Newco to purchase from Seller, and Seller shall sell, transfer, assign, convey and deliver to Newco, all of Seller’s right, title and interest in and to all assets of Seller, whether real, personal and mixed, tangible or intangible, used directly or indirectly by Seller in or otherwise relating to the Business as owned or held by Seller, except as expressly excluded in Section 1.2 (all such assets and rights being purchased hereunder are collectively referred to as the “Acquired Assets”).  Without in any way limiting the generality of the foregoing, the Acquired Assets shall include all of Seller’s right, title and interest in and to the following, wherever located, as of the Closing Date:

(a)                                              all Seller’s accounts receivables (the “Acquired Accounts Receivables”);

(b)                                             all finished goods, works-in-process, raw materials, parts and other items of inventory and supplies wherever located which are owned by Seller as of the Closing Date (the “Inventories”);

(c)                                              all furniture, equipment, fixtures, machineries, and computer hardware;

(d)                                             all of Seller’s customer lists, customer mailing lists and customer sales files which are used in connection with the operation of the Business;

(e)                                              all of Seller’s interest and rights in and to the agreements, contracts, commitments and proposals to which Seller is a party or by which its assets are bound and all sale orders entered into or received by Seller in the Ordinary Course and all other agreements of Seller (collectively, the “Seller Contracts”);

(f)                                                all computer software and programs and any rights thereto associated with or employed in the conduct of the Business of Seller;

(g)                                             all payments, deposits and prepaid expenses;

(h)                                             all right, title, and interest in and to the name “Cartika Medical” and any and all names associated with all products sold by Seller, and any derivations thereof;

(i)                                                 all Permits (to the extent the same are transferable) directly or indirectly relating primarily to the Business;

(j)                                                 all of Seller’s business and marketing records, including copies of accounting and operating records, asset ledgers, inventory records, budgets, customer lists, supplier lists, information and data respecting leased or owned equipment, correspondence, and other business records directly related to the Seller’s Business or Seller’s Acquired Assets, in whatever form they exist;

(k)                                              all cash on hand, cash equivalents, including, without limitation, certificates of deposit and deposits, bank and money market accounts, and securities of Seller;

(l)                                                 all original books, financial records and ledgers of Seller (other than tax returns, minute books and stock records; provided, however, such materials, as they relate to the Acquired Assets, will be made available for inspection and copying by Buyer upon request) including any such records which are maintained in electronic form, including but not limited to on computer;

(m)                                           all Seller Intellectual Property ;

(n)                                             all bulk mail postal and other mail delivery authorizations agreements and related Permits of Seller;

(o)                                             all claims, choses-in-action, warranties, refunds, rights of recovery, rights of set-off and rights of recoupment of any kind relating to the payment of Taxes of Seller and/or the Business for periods after the Closing Date;

(p)                                             all mail or other communications addressed to Seller and directly relating to the Business;

(r)                                    all leases and subleases of Seller (the “Leases”);

(s)                                  all automobiles, cars, trucks and vehicles of Seller (the “Vehicles”); and

(t)                                    all other assets of Seller included in Seller’s balance sheet as of  July 31, 2004.

1.2       Excluded Assets.

Anything contained in Section 1.1 or elsewhere herein to the contrary notwithstanding, the Acquired Assets shall not include, without limitation, the following assets and rights of Seller (collectively, the “Excluded Assets”):

(a)                                              all personnel records and other records that Seller is required by law to retain in its possession (Buyer will receive copies of records of current hired employees, if any, after the Closing Date);

(b)                                             all rights of Seller relating to Excluded Assets; and

(c)                                  all assets listed on Schedule 1.2 of the Disclosure Schedule.

1.3       Assumed Liabilities.

On and subject to the terms and conditions of this Agreement, Seller shall transfer to Newco, and Newco shall assume and discharge or perform, when due in accordance with the terms thereof, certain liabilities of Seller consistent with what has been shown on Seller Financial Statements (as hereinafter defined), including all accounts payable of Seller on the Closing Date, all as set forth in Schedule 1.3 of the Disclosure Schedule (collectively, the “Assumed Liabilities”), but only up to the monetary levels as reflected in the Seller Financial Statements.

1.4       Excluded Liabilities.

Except for the Assumed Liabilities, Buyer and Newco shall not assume or be liable for any of the Liabilities of Seller or relating to the Business or the Acquired Assets (the “Excluded Liabilities”), which Excluded Liabilities shall include, but are not limited to, the following:

(a)                                              indebtedness under the line of credit facility with Associated Bank;

(b)                                             any of the Liabilities of Seller under this Agreement;

(c)                                              except as set forth in Sections 1.5, any liability of the Company for any and all federal, state and local income Taxes for the period prior to the Closing Date or arising out of or related to the sale by the Company to Newco of the Acquired Assets pursuant to this Agreement;

(d)                                             any Liabilities of Seller which arise out of ownership of the Excluded Assets;

(e)                                              any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants, brokers and other experts employed by Seller;

(f)                                                any Liability of Seller (i) arising by reason of any violation or alleged violation of any Law or any requirement of any Governmental Entity or (ii) arising under any Environmental and Safety Requirements with respect to the ownership or operation by Seller of the Business or the Acquired Assets; and

(g)                                 any Liability not expressly assumed by Newco hereunder.

1.5       Transfer Taxes.

Buyer shall be responsible for, and shall promptly pay in full when due, any and all Taxes (other than federal, state, local or foreign capital gains or income taxes payable by Seller) that may be incurred by Buyer in connection with the sale and transfer of the Acquired Assets contemplated by the Documents, including, without limitation, any recordation, transfer, documentary taxes and fees, stamps and any sales, use, excise and value added taxes.  Buyer shall be responsible for preparing and filing on time any return relating to such Taxes and shall promptly provide a copy of such return(s) to Seller.  Seller agrees to take all actions reasonably requested by Buyer to minimize any sales, use and other transfer taxes and fees incurred in connection with the assignment, conveyance, transfer and/or delivery of the Acquired Assets hereunder.

1.6       Allocation of Consideration.

The Purchase Price and any other consideration paid by Buyer and Newco to the Seller for the Acquired Assets shall be allocated among the Acquired Assets in accordance with Section

1060 of the Code shall be determined by whichever of Buyer or Seller shall be first required to provide such information to the IRS after the Closing Date, and the parties agree that they will not take a position on any Tax Return or before any governmental agency charged with the collection of any Tax or in any judicial proceeding that is in any way inconsistent with such allocation.  The Party preparing IRS Form 8594 shall submit a draft thereof to the other Party for approval, which shall not to be unreasonably withheld.   After obtaining such approval, the Party preparing IRS Form 8594 shall provide a copy thereof to the other Party.  Buyer and Seller each agree to file IRS Form 8594, and any corresponding state Tax forms, on a timely basis.

1.7       Cooperation and Records Retention.

For a period of three (3) years after the Closing, Seller, on the one hand, and Buyer, on the other hand, shall (a) provide the other with such assistance as may reasonably be requested in connection with the preparation of any tax returns or reports, or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to any such tax return, report, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return or report of the other for any period.  Buyer shall keep copies of such records, and shall provide copies of such records to Seller upon Seller’s request and at Seller’s expense.

1.8       Assignment of Certain Contracts.

Buyer and Seller acknowledge that the Seller Contracts listed in Schedule 1.8 to the Disclosure Schedule may not, by their terms or under applicable law, be assignable without obtaining third-party consents or approvals (collectively, “Unassignable Contracts”).  Seller acknowledges that the inability to assign any of the Unassignable Contracts shall not relieve Seller of the obligation to sell and deliver such of the Acquired Assets as shall be tangible and/or capable of being delivered or otherwise assignable.  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Unassignable Contract if an attempted assignment thereof, without the consent of a third-party thereto, would constitute a breach thereof.  Any assignment to Buyer by Seller of any Unassignable Contract or any claim or right or any benefit arising thereunder or resulting therefrom which shall require the consent of any third party, shall be made subject to such consent being obtained.  If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Buyer thereunder, Seller shall, until the later of six months from the Closing Date and the date of dissolution of such Seller, cooperate with Buyer in any arrangement requested by Buyer to provide for Buyer’s rights and benefits under any or all of such Unassignable Contracts.

ARTICLE II

CLOSING; ASSET PURCHASE CONSIDERATION;
DELIVERIES AT CLOSING

2.1       Closing.

The closing of the Transactions contemplated by the Documents (collectively, the “Closing”) shall take place at the offices of Lommen, Nelson, Cole & Stageberg, P.A., 2000 IDS Center, Minneapolis, MN 55402 or such other place as the parties hereto may agree upon, on January 31, 2005 (if the Registration Statement (as hereinafter defined) shall then be effective) or such later date as soon as is practicable after the effectiveness of the Registration Statement as the parties hereto may agree.  The date of the Closing is referred to herein as the (“Closing Date”).

2.2       Asset Purchase Consideration.

(a)                                              The consideration to be paid by Buyer and Newco at Closing (the “Purchase Price”) for the Acquired Assets shall equal to (i) five (5) times trailing earnings before income taxes, depreciation and amortization (EBITDA) of Seller for the trailing 12 months prior to July 31, 2004, as set forth on Schedule 2.2(a) of the Disclosure Schedule, subject to the adjustments set forth in Section 2.2(b) below.

(b)                                             In the event that the shareholder equity of Seller as of the Closing Date (the “Closing Shareholder Equity”) is less than the greater of: (i) Seven Hundred Sixty-One Thousand Six Hundred Forty-Four Dollars ($761,644) which is the shareholder equity of Seller as of May 31, 2004 or (ii) Seven Hundred Eight Thousand Eight Hundred Fifty-None Dollars ($708,859) which is the shareholder equity of Seller as of July 31, 2004 (the higher of (i) and (ii) being referred to as the “Base Shareholder Equity”), an adjustment to the Purchase Price shall be made within thirty (30) days after the Closing Date by reducing the Purchase Price by an amount equal to the difference between the Base Shareholder Equity and the Closing Shareholder Equity (the “Reduction Amount”).  The Reduction Amount to which Buyer is entitled shall be paid out of the Cash Holdback and the Holdback Shares in accordance with the Escrow Agreement (as hereinafter defined).  In the event that the aggregate of the Cash Holdback and the Holdback Shares held in escrow is insufficient to pay the Reduction Amount in full, then Seller shall pay Buyer such deficiency in cash within thirty (30) days after such adjustment.

(c)                                  At Closing, seventy-five percent (75%) of the Purchase Price shall be paid in cash or certified funds or bank wire transfer (the “Cash Purchase Price”) and twenty-five percent (25%) of the Purchase Price shall be paid in Common Stock (the “Stock Purchase Price”), as valued in accordance with Section 2.2 (c )(iv) as follows:

(i)             Four Hundred Fifty Thousand Dollars ($450,000) in cash (the “Cash Holdback”)  shall be deposited into escrow pursuant to the escrow agreement by and among Buyer, Seller, Shareholders and Associated Bank, substantially in the form of Exhibit A hereto (the “Escrow Agreement”), by certified or bank check or bank wire transfer;

(ii)          One Hundred Fifty Thousand Dollars ($150,000) in Common Stock (the amount of which shall be determined by dividing $150,000 by the Fair Market Value per share of Common Stock) (the “Holdback Shares”) shall be deposited into escrow pursuant to the Escrow Agreement;

(iii)       The Cash Purchase Price less the sum of the Cash Holdback, the Deposit (as hereinafter defined) and the Retained Amount (as hereinafter defined) shall be paid to Seller;  and

(iv)      The Stock Purchase Price (determined by dividing such amount by the Fair Market Value per share of Common Stock as of the Closing Date) less the Holdback Shares shall be paid to Seller.

(d)                                 At the Closing, Buyer shall assume the Assumed Liabilities.

(e)                                  A deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Deposit”) (Seventy-Five Thousand Dollars ($75,000) of which previously paid by Buyer to Seller and Seventy-Five Thousand Dollars ($75,000) of which to be paid and delivered upon the execution of this Agreement), which Deposit is to be applied towards the Cash Purchase Price at Closing.  In the event that the Transactions fail to close due to Seller’s action or inaction, then the Deposit shall be fully refunded to Buyer.  If the Transactions fail to close for any other reason, Seller shall be entitled to retain the Deposit.

2.3       Deliveries at the Closing.

(a)                                              At the Closing, Seller shall deliver to Buyer:

(i)             a counterpart of an assignment, assumption and bill of sale (the “Bill of Sale”) to be entered into by and between Seller and Newco, in the form of Exhibit B hereto, duly executed by Seller;

(ii)          a counterpart of an assignment in favor of Newco of all of Seller’s rights and interests in and to all Seller Contracts, Seller Intellectual Property, Permits, Licenses and all other rights (the “Assignment”), in the form of Exhibit C  hereto, duly executed by Seller;

(iii)       an officer’s certificate of Seller enclosing a certified copy of the articles of incorporation and by-laws of Seller and the authorizing resolutions and incumbency certificates of Seller and its directors and shareholders for this Agreement and the Documents;

(iv)      an officer’s certificate of Seller certifying that the representations and warranties of Seller herein shall be true and correct as of the Closing Date and that Seller has performed all its agreements and covenants hereunder;

(v)         certificates of the Shareholders certifying that the representations and warranties of the Shareholders herein shall be true and correct as of the Closing Date and that the Shareholders have performed all their agreements and covenants hereunder;

(vi)      the opinion of counsel for Seller referred to in Section 3.8;

(vii)                                                   a schedule showing how the Purchase Price will be allocated;

(viii)                                                a counterpart of the Escrow Agreement, duly executed by Seller, Shareholders and Associated Bank;

(ix)                      a counterpart of the Non-Competition Agreement, duly executed by Seller;

(x)                         an assignment in favor of Newco of all Leases (the “Assignment of Leases”) and estoppel certificates in respect of all Leases, duly executed by Seller and all landlords and sublessors, in form and substance satisfactory to Buyer;

(xi)                      satisfactory evidence of applicable Bulk Sales compliance;

(xii)                   an amendment of the certificate of incorporation of Seller reflecting name change of Seller to a name not containing the word “CarTika”; and

(xiii)                an assignment of Seller’s rights, title and interests in and to the Stock Purchase Price to Shareholders.

(b)                                             At the Closing, Buyer shall deliver to Seller:

(i)             the Cash Purchase Price less the sum of the Cash Holdback,  the Deposit and the Retained Amount as provided in Section 2.2(c);

(ii)          a counterpart of the Bill of Sale, duly executed by Newco;

(iii)       a counterpart of the Assignment, duly executed by Newco;

(iv)      a registered stock certificate representing fifty percent (50%) of the Stock Purchase Price less fifty percent (50%) of the Holdback Shares registered in the name of T. Carlson as specified in Section 2.2(c);

(v)         a registered stock certificate representing fifty percent (50%) of the Stock Purchase Price less fifty percent (50%) of the Holdback Shares registered in the name of S. Carlson as specified in Section 2.2(c);

(vi)      the Cash Holdback to be deposited into escrow as provided in Section 2.2(c);

(vii)                                                   registered stock certificates representing the Holdback Shares registered in the names T. Carlson and S. Carlson to be deposited into escrow as provided in Section 2.2 (c);

(viii)                                                an officer’s certificate of Buyer enclosing a certified copy of the certificate of incorporation and by-laws of Buyer and the authorizing resolutions and incumbency certificates of Buyer and its directors for this Agreement and the Documents;

(ix)        an officer’s certificate of Buyer certifying that the representations and warranties of Buyer herein shall be true and correct as of the Closing Date and that Buyer has performed all its agreements and covenants hereunder;

(x)           a counterpart of the Escrow Agreement, duly executed by Buyer;

(xi)        a counterpart of the Non-Competition Agreement, duly executed by Newco;

(xii)                             a counterpart of the Assignment of Leases, duly executed by Newco; and

(xii)                                                     the opinion of counsel for Buyer referred to in Section 4.7.

ARTICLE III

CONDITIONS TO CLOSING OF BUYER

The obligations of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing Date:

3.1       Closing Deliveries.

All of the deliveries required to be made by Seller at the Closing pursuant to Section 2.3(a) shall have been made.

3.2       Representations and Warranties; Agreements and Covenants.

The representations and warranties of Seller and the Shareholders set forth in Article V shall be true and correct in all material respects as of the date hereof and the Closing Date, other than such representations and warranties as are specifically made as of another date, which shall be true and correct in all material respects as of such date, except, in each case, where the failure to be so true and correct in all material respects would not materially delay or prevent the consummation of the Transactions.    Seller and Shareholders shall have performed all their respective agreements and covenants hereunder.

3.3       Proceedings.

No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Court or Governmental Entity which prohibits or restricts the consummation of the Asset Purchase or the other Transactions contemplated by this Agreement or the Documents.

3.4       Consents.

All consents by third parties (including Governmental Entities, if any) shall have been obtained that are required for the consummation of the Transaction as contemplated hereby.   The Seller will use its best efforts to obtain the consents to the agreements listed on Schedule 5.3 of the Disclosure Schedule.  All such consents shall be in form and substance reasonably satisfactory to Buyer and its counsel.   All Permits and Licenses necessary for the operation of the Business by Buyer after the Closing shall have been obtained and in full force and effect.

3.5       Authorization.

All authorization and other proceedings taken or required to be taken by Seller (including board and shareholders’ consent) in connection with the Transactions contemplated by this Agreement and the other Documents to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel.

3.6       Governmental Filings.

All filings or registrations with any Governmental Entities which are required for or in connection with the execution and delivery by Seller of the Documents or the consummation of the Transactions contemplated thereby shall have been obtained or made.

3.7       Documents.

All of the Documents shall have been duly executed and delivered, as applicable, by Seller and shall be in full force and effect.

3.8       Opinion of Counsel for Seller.

Buyer shall have received an opinion of Lommen, Nelson, Cole & Stageberg, P.A., counsel for Seller, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel.

3.9       No Material Adverse Change.

1.                                       Since July 31, 2004, there shall be no material adverse change and no Material Adverse Effect in the Business or Acquired Assets of Seller taken as a whole.

3.10                                                Non-Competition Agreements.

Seller shall have entered into a non-competition agreement in substantially the form attached hereto as Exhibit G (the “Non-Competition Agreement”).

3.11                                                Satisfactory Due Diligence.

The results of Buyer’s due diligence review of Seller and the Business (including, without limitation, lien searches, tax and judgment searches, title searches, environmental audits and meetings with major customers of Seller) shall be satisfactory to Buyer in all respects.

3.12                                                Bank Account Signatories.

Seller shall have effectuated changes of signatories on all Seller Bank Accounts to the satisfaction of Buyer.

3.13                                                Employees Benefit Plans.

Seller shall have assumed and remain responsible for all of the obligations of all employee benefit plans of Seller.

3.14                                                Employment Agreements.

The employment agreement executed by T. Carlson and Newco on the date of execution of this Agreement, in the form of Exhibit D hereto (the “Carlson Employment Agreement”), and the employment agreement executed by Sandra Berger and Newco on the date of execution of this Agreement, in the form of Exhibit E hereto (the “Berger Employment Agreement”), shall continue to be of full force and effect, and there shall be no default thereunder on the part of  T. Carlson or Sandra Berger.

3.15                        CTR Agreement.

The manufacturer’s representation agreement executed by Custom Technical Resources, Chris Prigge and Newco on the date of execution of this Agreement, in the form of Exhibit F hereto (the “CTR Agreement”), shall continue to be of full force and effect, and there shall be no default thereunder on the part of Custom Technical Resources or Chris Prigge.

ARTICLE IV

CONDITIONS TO CLOSING OF SELLER

The obligations of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing Date:

4.1       Closing Deliveries.

All of the deliveries required to be made by Buyer at the Closing pursuant to Section 2.3(b) shall have been made.

4.2       Representations and Warranties; Agreements and Covenants.

The representations and warranties of Buyer set forth in Article VI shall be true and correct in all material respects as of the date hereof and the Closing Date, other than such representations and warranties as are specifically made as of another date, which shall be true and correct in all material respects as of such date, except, in each case, where the failure to be so true and correct in all material respects would not materially delay or prevent the consummation of the Transactions.   Buyer shall have performed all its agreements and covenants hereunder.

4.3       Proceedings.

No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Court or Governmental Entity which prohibits or restricts the consummation of the Asset Purchase or the other Transactions contemplated by this Agreement or the Documents.

4.4       Authorization.

All authorization and other proceedings taken or required to be taken by Buyer in connection with the Transactions contemplated by this Agreement and the other Documents to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and its counsel.

4.5       Governmental Filings.

All filings or registrations with any Governmental Entities which are required for or in connection with the execution and delivery by Buyer of the Documents or the consummation of the Transactions contemplated thereby shall have been obtained or made.

4.6       Documents.

All of the Documents shall have been duly executed and delivered, as applicable, by Buyer shall be in full force and effect.

4.7                               Opinion of Counsel for Buyer.

Seller shall have received an opinion of Ellenoff Grossman & Schole LLP, counsel for Buyer, dated the Closing Date, in form and substance satisfactory to Seller and its counsel.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

Seller and the Shareholders hereby, jointly and severally, represent and warrant to Buyer as follows:

5.1       Organization; Ownership; Capitalization.

(a)                                              Seller is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its organization, and is qualified to do business in every jurisdiction in which the failure to so qualify could have a Material Adverse Effect on it.  Seller has no subsidiaries, whether wholly or partially owned.  True and complete copies of the certificate of incorporation and bylaws (or other organizational documents) of Seller have been provided to Buyer.  The minute books of Seller previously made available to Buyer are complete and accurately reflect all action taken prior to the date of this Agreement by the board of directors and stockholders of Seller.  Schedule 5.1(a) of the Disclosure Schedule sets forth a list of jurisdictions in which Seller is qualified to do business, if any.

(b)                                             Schedule 5.1(b) of the Disclosure Schedule sets forth with respect to Seller its authorized and outstanding capital stock (“Seller Capital Stock”).  Each outstanding share of Seller Capital Stock has been duly authorized, is validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any stockholder.  In addition, set forth in Schedule 5.1(b) of the Disclosure Schedule are the names and addresses (as reflected in the corporate records of Seller) of each record holder of Seller Capital Stock, together with the number of shares held by each such Person.

(c)                                  Except as disclosed in Schedules 5.1(b) and 5.1(c) of the Disclosure Schedule, there is no outstanding capital stock or other security, including, without limitation, any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of Seller Capital Stock, and there are no contracts, agreements, commitments or arrangements obligating Seller: (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of Seller, or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of Seller Capital Stock.

5.2       Authorization of Transaction.

Seller has all requisite power and authority to own or lease its properties and conduct the Business as now owned, leased or conducted and Seller has the requisite corporate power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related transactions and to perform its obligations under each such Document.  Upon execution and delivery by Seller  and subject to obtaining the necessary approval of the Seller’s stockholders prior to the Closing, this Agreement is and each other Document to which Seller is a party will be duly and validly authorized by all necessary corporate action, and upon execution and delivery by Seller at the Closing, this Agreement is and each other Document to which Seller is a party will be duly executed and delivered by it, and assuming the due authorization, execution and delivery by Buyer and assuming the approval of the Seller’s stockholders, will constitute the valid and legally binding obligation of Seller enforceable against it in accordance with its terms and conditions, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

5.3       Non-contravention.

Neither the execution, delivery and performance of the Documents nor the consummation of the Transactions as contemplated by the Documents by Seller, as the case may be, shall (a) violate any Law to which Seller, or the Business is subject, (b) subject to obtaining the necessary approvals of Seller’s stockholders, violate any provision of the governing documents of Seller, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Seller Contract, or any other material contract or agreement of Seller with respect to the Business or the Acquired Assets, or (d) result in the imposition of any Lien upon any of the assets of the Business.  Except as set forth in Schedule 5.3 of the Disclosure Schedule, Seller is not required to give any notice to or obtain any authorization, consent or approval of any Person in order for the Parties to consummate the Transactions as contemplated by the Documents or in order for Buyer to conduct the Business as conducted prior to the Closing in the Ordinary Course following the Closing Date.   Except for the Unassignable Contracts set forth in Schedule  1.8 of the Disclosure Schedule, all Seller Contracts are assignable by Seller to Buyer in accordance with their respective terms without obtaining any third-party consents or approvals.

5.4       Financial Statements; Assets and Liabilities.

The books and records of Seller are auditable, and Seller shall perform all necessary actions, including enabling Buyer to have access to the books and records of Seller (which are true and correct in all material respects), to ensure that Buyer will be able to prepare any audited financial statements.  Seller’s financial statements for the year ended December 31, 2003, copies of which have previously been delivered to Buyer, are accurate representations of the transactions which occurred during that period.  The interim financial statements of Seller as of May 31, 2004 and July 31, 2004, copies of which have previously been delivered to Buyer, have been prepared in accordance with GAAP consistently applied.  (The financial statements of Seller as of December 31, 2003, May 31, 2004 and July 31, 2004 described herein are collectively referred to as “Seller Financial Statements”).   Schedule 5.4 of the Disclosure Schedule sets forth: (i) a list of all Inventories of Seller as of July 31, 2004 and as of the Closing Date, (ii)  a list of all fixed assets of Seller as of July 31, 2004 and as of the Closing Date, (iii) a list of all Liabilities (or claims therefor) as of July 31, 2004 and as of the Closing Date, (iv) a description of all events, conditions or matters which can have a Material Adverse Effect or a potential Material Adverse Effect on Seller, the Business, the Acquired Assets or Buyer’s financial condition or results of operation after the Closing Date, and (v) a list of all Liabilities (or claims therefor) of Seller to the Shareholders or any other officers, directors, shareholders or Affiliates of Seller.

5.5       Creditors; Bankruptcy, etc.

Seller is not a party to any proceeding as a debtor in any court under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors’ relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of Seller or for a substantial part of any of its assets or property.

5.6       Legal Compliance; Permits; Licenses.

(a)                                  Except as set forth in Schedule 5.6(a) of the Disclosure Schedule, Seller has complied with and is in compliance in all material respects with all applicable Laws, Environmental and Safety Requirements, Orders and Permits, except where the failure to comply would not have a Material Adverse Effect upon the financial condition of Seller, and no Proceeding is pending or, to Seller’s or the Shareholders’ Knowledge, threatened, alleging any failure to so comply.

(b)                                 Except as set forth in Schedule 5.6(b) of the Disclosure Schedule, Seller has not received any notice of any pending or, to its or the Seller’s or Shareholders’ Knowledge, threatened litigation, proceeding or claim with respect to the Business or the Acquired Assets to the effect that Seller is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedies or removal action or other cleanup costs, as a result of non compliance with any Environmental or Safety Requirements.  To the Knowledge of Seller or the Shareholders, there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Seller to any person or entity for such cleanup costs or arising from or due to any unsafe or dangerous condition.

(c)                                  Seller has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and has made all registrations or filings with, all Governmental Entities as required in connection with the conduct of its business other than licenses, certificates, permits, authorizations, orders, approvals, registrations or filings which if not obtained or made would not have Material Adverse Effect on Seller or its businesses or financial conditions (collectively, the “Licenses”).  Schedule 5.6(c) of the Disclosure Schedule sets forth a true and complete list of the Licenses of Seller (including the jurisdictions in which Seller possesses Licenses or other approvals to conduct their respective businesses) together with a description of the nature thereof.  Seller is not transacting any business in any jurisdiction in which it is not authorized or permitted to transact such business.  All Licenses are valid and in full force and effect.  No such License is the subject of a proceeding for suspension or revocation or similar proceedings, and to the Knowledge of Seller or the Shareholders no such proceeding is threatened.

5.7       Contracts.

Seller Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect against Seller and, to the Knowledge of Seller or the Shareholders, the other parties thereto, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.  Schedule 5.7 of the Disclosure Schedule sets forth: (a) a list of all written and oral contracts to which Seller is a party or by which its property is bound, including, without limitation, Seller Contracts, sales and customers contracts, commission contracts, supply or supplier contracts or equipment maintenance contracts (the “Contracts”); (b) a list of all real or personal property Leases to which Seller is a party; (c) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which Seller is a party (“Guarantees”);  (d) a list of all contracts or other formal or informal understandings between Seller and any of its officers, directors, employees, agents, stockholders or affiliates (“Related Party Agreements”); and (e) a list of all insurance policies maintained by Seller (“Insurance Policies”).  True and complete copies of each Contract, Lease, Guarantee, Related Party Agreements and Insurance Policy have been furnished to Buyer.  Except as may be set forth in Schedule 5.7 of the Disclosure Schedule, each Contract, Lease and Insurance Policy is in full force and effect, valid and binding in accordance with its terms on Seller and no notice of any breach or violation thereof has been given to Seller.

5.8       Litigation.

Except as set forth in Schedule 5.8 of the Disclosure Schedule, there are no Proceedings pending or, to Knowledge of Seller or the Shareholders, threatened against Seller or the Shareholders which (i) seek to restrain or enjoin the consummation of the Transactions, (ii) could reasonably be expected to have a Material Adverse Effect with respect to the Acquired Assets or the Business, or (iii) relating to or arising out of any real property Leases.

5.9       Accounts Receivable.

Schedule 5.9 of the Disclosure Schedule sets forth the Acquired Accounts Receivable as of July 31 2004 and as of the Closing Date, and all such Acquired Accounts Receivable are valid receivables and subject, to Seller’s or the Shareholders’ Knowledge, to no valid counterclaims or set-offs, at the aggregate recorded amount thereof.

5.10                                                Brokers.

Neither Seller nor its Affiliates has incurred any obligation to any broker or finder in connection with the Transactions and Seller hereby agrees to indemnify and hold Buyer and its Affiliates harmless against any liability to any such broker or finder.

5.11                                                Schedules.

(a)                                              Except as provided in this Agreement and the Disclosure Schedule, the Acquired Assets shall have good and clear title and shall be conveyed hereunder free and clear of all Liens on the date hereof.

(b)                                             Buyer acknowledges and agrees that an exception or qualification set forth on the Disclosure Schedule and the schedules and exhibits hereto with respect to a particular representation and warranty of Seller shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties of Seller to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make Buyer reasonably aware that such exception or qualification (and the description of the facts relating thereto) is applicable to such other representations and warranties, whether or not such exception or qualification is so numbered.  Disclosure of an item on the Disclosure Schedule or any schedule or exhibit attached hereto shall, after the Closing, not be deemed to be an admission that such item is material.

5.12                                                Required Government Consents.

No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing or recording to or with any government or Governmental Entity is necessary for the execution and delivery of the Documents by Seller or the consummation by Seller of the contemplated Transactions.

5.13                                                Restrictions on Business Activities.

There is no agreement (other than the Documents), judgment, injunction, order or decree binding upon Seller that has or would reasonably be expected to have the effect of prohibiting or materially impairing Buyer with the overall conduct of the Business as currently conducted by Seller.   Except as provided in the Documents or Schedule 5.13 of the Disclosure Schedule, Seller has not entered into an agreement under which Seller is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

5.14                                                Tax Matters.

(a)                                  Except as set forth in Schedule 5.14(a) (and except for filings and payments of assessments the failure of which to file or pay will not have a Material Adverse Effect on Buyer), to the knowledge of Seller or the Shareholders: (i) all Tax Returns which are required to be filed on or before the Closing Date (taking into account any applicable filing extensions) by or with respect to Seller has been or will be duly and timely filed, (ii) all information provided in each such Tax Return is true, correct and complete, except to the extent a reserve for Taxes has been established in the financial statements of Seller, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, except to the extent a reserve for Taxes has been established in the financial statements of Seller,  (iv) all withholding Tax requirements imposed on or with respect to Seller  have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, except to the extent a reserve for Taxes has been established in the financial statements of Seller.

(b)                                 Seller and Shareholders have no Knowledge of any claim against Seller for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the Knowledge of Seller or the Shareholders, proposed with respect to any Tax Return of or with respect to Seller, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 5.14(b).

(c)                                  Except as set forth in Schedule 5.14(c), Seller and the Shareholders have no Knowledge of any extension of time in force with respect to the due date for the filing of any Tax Return of or with respect to Seller, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Seller.

(d)                                 The total amounts reserved for current and deferred Taxes are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Seller, up to and through the periods covered thereby.

(e)                                  Seller has caused to be removed any tax liens against any of the Acquired Assets (other than liens for Taxes not yet due or payable).

5.15                                                Customer Credits.

Except for such items described on Schedule 5.15 of the Disclosure Schedule, there are not outstanding any unexpired documents issued or statements made by Seller entitling any customer to a credit discount, refund or rebate.

5.16                                                Clients and Customers; Vendors and Supppliers.

Schedule 5.16 of the Disclosure Schedule lists: (i) the names and locations of the clients and customers of Seller generating annual sales revenues of over $100,000, (ii) all outstanding sales orders and proposals with clients and customers in excess of $25,000, (iii) all outstanding purchase orders of Seller with vendors and suppliers in excess of $10,000, (iv) the names and locations of sole or exclusive source vendors and suppliers (with respect to any particular type of product, material or item purchased by Seller necessary for its Business), and (v) all vendors and suppliers from whom Seller purchased over $100,000 during the 12 months ended July 31, 2004.

5.17                                                Intellectual Property.

(a)                                  Except as set forth in Schedule 5.17(a) of the Disclosure Schedule, Seller owns exclusively and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used in the Business of Seller as currently conducted by Seller (the “Seller Intellectual Property”), free and clear of all liens, claims or encumbrances.  Seller Intellectual Property as set forth in Schedule 5.17(a) of the Disclosure Schedule constitutes all of the Intellectual Property necessary to enable Seller to conduct its Business as such business is currently being conducted.  Seller and the Shareholders have not received notice that any current or former officer, director, stockholder, employee, consultant or independent contractor has asserted any right, claim or interest in or with respect to any Seller Intellectual Property, and Seller and Shareholders are not aware of a reasonable basis for any such claim.  There is no unauthorized use, disclosure or misappropriation of any Seller Intellectual Property by any employee or former employee of Seller or by any other third party.  There are no royalties, fees or other payments payable by Seller to any third person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Seller Intellectual Property.

(b)                                 With respect to each item of Seller Intellectual Property incorporated into any product of Seller or otherwise used in the Business of Seller, Schedule 5.17(b) lists:

(i) all Patents, Copyrights and Trademarks issued to or registered by Seller, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

(ii) the following agreements relating to each of the proprietary products of Seller (the “Seller Products”) or other Seller Intellectual Property: (A) all agreements granting any right to distribute or sublicense a Seller Product on any exclusive basis, (B) any exclusive licenses of Intellectual Property to or from Seller, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Seller are $10,000 or more, (D) joint development agreements, (E) any agreement by which Seller grants any ownership right to any Seller Intellectual Property owned by Seller, (F) any judicial, administrative, regulatory or other governmental order relating to Intellectual Property, (G) any option relating to any Seller Intellectual Property, and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code, including without limitation any rights to create derivative works of Seller Products.

(c)                                  Schedule 5.17(c) contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use any Intellectual Property owned by any third party (“Third Party Intellectual Property”).

(d)                                 There is no unauthorized use, disclosure, infringement or misappropriation of any Seller Intellectual Property, including any Third Party Intellectual Property by any third party, including any employee or former employee of Seller.  Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in agreements with end users arising in the Ordinary Course.  There are no royalties, fees or other payments payable by Seller to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

(e)                                  Seller is not in material breach of any license, sublicense or other agreement relating to Seller Intellectual Property or Third Party Intellectual Property Rights.  Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Transactions contemplated by this Agreement will contravene, conflict with or result in an infringement on Seller Intellectual Property, including any Third Party Intellectual Property.

(f)                                    All Patents, registered Copyrights, registered Trademarks and registered service marks held by Seller are valid and subsisting.  All maintenance and annual fees due through the date of this Agreement have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts.  Seller has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any intellectual property or proprietary asset owned or used by any third party.  Seller’s operation of the Business as currently conducted does not violate, infringe, misappropriate, contravene or conflict with any intellectual property rights or proprietary rights of any third party.  Seller has not received notice of any proceeding pending or threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Seller Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Copyrights, Trademarks, service marks or violation of any trade secret or other proprietary right of any third party.  Seller has not brought a proceeding alleging infringement of Seller Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

(g)                                 Set forth in Schedule 5.17(g) of the Disclosure Schedule is a description of all rights, title and interests to any Seller Intellectual Property or Intellectual

Property arising from services performed for Seller by Seller’s current and former officers, employees, consultants and independent contractors. All current and former consultants and independent contractors of Seller involved in the development, modification, marketing and servicing of Seller Products and/or Seller Intellectual Property have executed and delivered to Seller an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information.  No employee or independent contractor of Seller  is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Seller.

(h)                                 Seller has taken commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Seller Intellectual Property (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses.  All Intellectual Property not otherwise protected by Patents or Copyrights owned by Seller (except such Seller Intellectual Property whose value would be unimpaired by public disclosure) used by or disclosed to a third party has been pursuant to the terms of a written agreement between Seller and such third party.

(i)                                     No product liability claims have been communicated in writing to or threatened against Seller.

(j)                                     A complete list of each of Seller Products and Seller’s proprietary software (“Seller Software”), together with a brief description of each, is set forth in Schedule 5.17(j).

(k)                                  Seller is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Seller, or which may affect the validity, use or enforceability of such Seller Intellectual Property.  Seller is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Seller of the Seller Intellectual Property owned by Seller or Seller Products.

5.18                                                Affiliate Interests.

Except as set forth in Schedule 5.18 of the Disclosure Schedule, to Seller’s or the Shareholders’ Knowledge, no employee, officer, director or stockholder or former employee, officer, director or stockholder of Seller has any interest in any property, tangible or intangible, including, without limitation, Patents, Copyrights, Trademarks, trade secrets, other confidential business information, service marks or trade names, used in or pertaining to the Business, except for the normal rights of employees and stockholders.

5.19                                                Title to Property.

Except as set forth in Schedule 5.19 of the Disclosure Schedule and any licenses or agreements relating to Intellectual Property, Seller’s properties are not subject to any mortgage, encumbrance or Lien of any kind.

5.20                        Contributions and Payments.

To the Knowledge of Seller or the Shareholders, neither Seller nor any of their employees, officers, directors or agents, at any time during the last five (5) years have: (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state  governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted  by the laws of the United States or any jurisdiction thereof.

5.21                        Internal Controls.

Seller maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the books and records of Seller are auditable.

5.22                        Bank Accounts; Powers of Attorney.

Schedule 5.22 of the Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which Seller maintains a bank account or safe deposit box (collectively, “Seller Bank Accounts’), together with, as to each such Seller Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from Seller, true and correct copies thereof which have been delivered to the Buyer.

5.23                        Registration Statement.

The written information designated by Seller, its Affiliates or any Person Controlled by Seller, expressly for inclusion in the registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement”) in connection with the registration of shares of Common Stock (provided for in Section 7.7 hereof)  shall not contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Registration Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication.  Seller shall execute a questionnaire or such other agreements and instruments as may be requested by Buyer in connection with the Registration Statement.

5.24                        Employment Matters.

Except as set forth on Schedule 5.24 of the Disclosure Schedule, Seller has complied in all material respects with all applicable federal, state and local laws relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions and payment of taxes of any kind, and Seller knows of no liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has no obligations for any vacation or sick leave.   Schedule 5.24 of the Disclosure Schedule sets forth (i) the names, positions and current salaries of all key employees of Seller (with accrued vacation pay and benefits as of the Closing Date), (ii) a list employment contracts, and (iii) all employee benefit plans of Seller.

5.25                        No Misrepresentation.

The information provided by Seller to Buyer in this Agreement, any other Document or the Disclosure Schedule or any other exhibit, schedule or certificate furnished in connection herewith or therewith does not contain any statement which, at such time and light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained herein or therein not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication.

5.26                        Scope of Seller’s Knowledge.

When used in this Agreement, the term “to Seller’s Knowledge,” or “to the Knowledge of Seller” or similar terminology shall be deemed to include the actual knowledge, after diligent inquiry, of Seller, its officers and directors, and the Shareholders.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

6.1       Organization; Ownership.

Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of Massachusetts.  As of October 30, 2004, Buyer has authorized capital stock consisting of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 17,684,221 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.

6.2       Authorization of Transaction.

Buyer has full organizational power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of the Documents and all related transactions and to perform its obligations under the applicable Documents.  Each Document to which Buyer is a party has been duly authorized by all necessary organizational action on the part of Buyer and has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms and conditions, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

6.3       No Restrictions Against Transactions.

Neither the execution, delivery and performance of the Documents nor the consummation of the Transactions contemplated thereby, nor compliance by Buyer with any of the provisions thereof (in each case, as applicable), will (i) violate, conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the governing documents of Buyer, or under any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Buyer is bound, or by which Buyer or any of its properties or assets may be bound or affected, which in either case would prevent the consummation by Buyer of the Transactions contemplated hereby or by the Documents, or (ii) violate any Law applicable to Buyer or any of its properties or assets which would prevent consummation by Buyer of the Transactions contemplated by the Documents.  No consent or approval by, notice to, or registration with, any Governmental Entity or any Person is required on the part of Buyer in connection with the execution and delivery of the Documents or the consummation by Buyer of the Transactions contemplated thereby which would prevent consummation by Buyer of the Transactions contemplated by the Documents.

6.4       Brokers.

Buyer has not incurred any obligation to any broker or finder in connection with the Transactions, and Buyer hereby agrees to indemnify and hold Seller harmless against any liability to any such broker or finder.

6.5       Litigation.

There are no Proceedings pending or, to the Knowledge of Buyer, threatened against Buyer  which (i) seek to restrain or enjoin the consummation of the Transactions or (ii) could reasonably be expected to have a Material Adverse Effect on Buyer or its abilities to perform its obligations under the Documents.

6.6  Purchase Price.

Buyer has sufficient funds and authorized capital stock to consummate the Transactions, and to perform its obligations under, the Documents and to pay the fees and expenses it may incur in connection with the Transactions and obligations.  The Common Stock will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.

6.7       Scope of Buyer’s Knowledge.

When used in this Agreement, the term “to Buyer’s Knowledge” or “to the Knowledge of Buyer” or similar terminology shall be deemed to include the actual knowledge, after diligent inquiry, of Buyer, its officers and directors.

ARTICLE VII

SURVIVAL; INDEMNIFICATION;
ADDITIONAL AGREEMENTS OF THE PARTIES

7.1       Survival; Time to Assert Claims; Retained Amount.

(a)                                              Survival.  The representations, warranties and indemnification of the Parties set forth in this Agreement, or in any certificate or other writing delivered in connection with this Agreement, shall survive the Closing and the consummation of the Transactions contemplated hereby until 11:59 P.M. (Eastern time) on the two (2) year anniversary of the Closing Date, except for those related to Taxes, which shall survive as long as the applicable statute of limitations.  The covenants and agreements of the Parties set forth in this Agreement which are not to be fully performed on the Closing Date shall survive the Closing until fully performed or fulfilled, unless non-compliance with such covenants or agreements is waived in writing by the Party entitled to such performance.

(b)                                             Time to Assert Claims.  Any claim asserted pursuant to Section 7.2 for a breach by a Party or any inaccuracy of a representation, warranty, covenant or agreement of another Party contained herein must be asserted by written notice given by one Party to the other on or before 11:59 P.M. (Eastern time) on the two (2) year anniversary of the Closing Date.

(c)                                              Limitations.  Notwithstanding anything to the contrary contained in this Agreement:

(i)             there shall be no limitation on the time during which indemnification may be asserted, sought or obtained for any instance of fraud by any party of any provision of this Agreement or any other instrument or agreement to be executed and delivered by such party in connection with the Transactions; and

(ii)          the limitation on the time during which indemnification may be asserted, sought or obtained shall be extended if a notice of a claim shall have been timely given pursuant to Section 7.1(b), until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article VII.

(d)                                 Retained Amount.   At the Closing and in accordance with the Escrow Agreement, Buyer shall retain from the Cash Purchase Price the sum of Three Hundred Fifty Thousand Dollars ($350,000) (the “Retained Amount”) for a period of twelve (12) months (the “Retention Period”) for the purposes of securing Seller’s and Shareholders’ indemnification obligations under this Agreement.  At the termination of the Retention Period, Buyer shall release to Seller the Retained Amount and all proceeds thereof minus the amount of any outstanding indemnification claims theretofore asserted by Buyer against Seller or the Shareholders hereunder.   If there is any outstanding indemnification claim at the expiration of the Retention Period, Buyer shall continue to hold the Retained Amount and all proceeds thereof until the final resolution of such indemnification claim, at which time the Retained Amount shall be released to Seller or forfeited to Buyer, as applicable.     Notwithstanding any

provision herein to the contrary, Seller shall be entitled to receive interest and other earnings earned, if any, on the Retained Amount.

7.2       Indemnification; Indemnification Procedures.

(a)                                              Indemnification By Seller and the Shareholders.  Seller and the Shareholders shall, jointly and severally, indemnify, save and hold harmless Buyer and its Affiliates from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, travel expenses, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Damages”), incurred in connection with or arising out of or resulting from (i) any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation or warranty, made by Seller, as the case may be, in or pursuant to this Agreement or the other Documents and (ii) the Excluded Liabilities and the Excluded Assets.

(b)                                             Limits on Seller’s and Shareholders’ Indemnification.  Notwithstanding the foregoing, the liability of Seller and Shareholders under this Article VII shall be subject to the following aggregate limitations:

(i)             In the absence of fraud, the maximum aggregate amount of liability of the Seller and Shareholders for breach or inaccuracy of all representations and warranties (other than unlimited liability for representations and warranties under Section 5.14 Tax Matters) shall be Four Million Dollars ($4,000,000);  and

(ii)                        Seller and Shareholders shall not have any indemnification obligations until the Damages of Buyer and/or Newco for a breach or inaccuracy of any representation or warranty or failure to perform any covenant shall have reached an aggregate minimum of  Fifty Thousand Dollars ($50,000) (the “Minimum Threshold”); provided, however, (i) that the Minimum Threshold shall not apply to Damages as a result of fraud or for claims made as a result of representations and warranties with respect to Taxes, and (ii) Seller’s and Shareholders’ indemnification shall be for the full amount of Damages (subject to the limitations set forth in Section 7.2(b)(i) above) once the Minimum Threshold is reached.

(c)                                              Indemnification By Buyer.  Buyer shall indemnify, save and hold harmless Seller from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation or warranty, made by Buyer in or pursuant to this Agreement or the other Documents, (ii) any Liabilities of Buyer arising out of or related to the Business and/or the Acquired Assets accruing from and after the Closing Date, and (iii) the Assumed Liabilities.

(d)                                             “Damages” Further Defined.  The term “Damages” as used in this Section 7.2 is not limited to matters asserted by third parties against a

Party, but includes Damages incurred or sustained by a Party in the absence of third party claims.

(e)                                              Defense and Payment of Claims.  If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted or threatened to be brought or asserted against an indemnified party in respect of which indemnity may be sought hereunder from an indemnifying party, such indemnified party shall promptly notify the indemnifying party in writing, and such notice shall include a reference to the provisions of the Documents in respect of which such right of indemnification is claimed or arises and the amount, The indemnified party shall provide the indemnifying party with access to its records and personnel relating to any such action or proceeding during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement thereof, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

7.3       Negotiation Expenses.

Seller, the Shareholders and Buyer shall pay all of their respective expenses incurred in connection with negotiation and preparation of the Documents, the Transactions contemplated thereby and the Closing.

7.4       Further Assurances.

Subject to the terms and conditions herein provided, the Parties shall do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable Laws, to consummate and make effective the Transactions as soon as reasonably practicable.

7.5       Confidentiality; Publicity.

(a)                                  Any information concerning Seller disclosed to Buyer or its Affiliates or their representatives or any information concerning Buyer or its Affiliates disclosed to Seller or its Affiliates or their representatives, which has not been publicly disclosed, shall be kept strictly confidential by the Parties and shall not be disclosed or used by the recipients whether or not the Closing occurs and until publicly disclosed by the Party to which such information relates; provided, however, that the foregoing provision shall not prohibit disclosures by any Party of information that (i) was in the possession of a Party prior to the date hereof, provided that such information is not known by such Party to be subject to a confidentiality agreement, (ii) is or becomes generally available to the public other than as a result of a disclosure by a Party in violation of this Section 7.5, or (iii) a Party is required to disclose by Law, including in connection with a Proceeding or in connection with the payment of Taxes.  Seller hereby agrees that no public announcements concerning the terms of this Agreement or the Documents or concerning the Transactions shall be made without the consent of the Buyer.  Notwithstanding the foregoing, Buyer shall be entitled to issue a press release announcing the execution of this Agreement and the Transactions contemplated hereunder and make such other public disclosures as Buyer may deem necessary or desirable in accordance with securities laws.

(b)                                 Each of Seller and the Shareholders agrees not to use any confidential information to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any shares of Common Stock (or other securities, warrants or other forms of convertible securities outstanding or other rights to acquire such securities) of Buyer.   Each of Seller and the Shareholders acknowledges that (i) a purpose of this Section 7.5(b) relating to confidentiality is so that Buyer will be in compliance with Regulation FD promulgated by the SEC, and other applicable securities laws, and (ii) if Seller does not comply with the provisions of this Section 7.5(b), Buyer may be deemed by such action to be in violation of such laws and regulations, which could have a Material Adverse Effect on the business of Buyer.

7.6       Cooperation on Tax Matters.

(a)                                              Seller and Buyer shall cooperate fully, at no expense to the cooperating Party, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns relating to the Business and any audit, litigation or other proceeding with respect to Taxes relating to the Business.  Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until the earlier to occur of the liquidation and dissolution of such entity or the four (4) year anniversary of the Closing Date and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Seller and Buyer, as the case may be, shall allow the other Party to take possession of such books and records.

(b)                                             Seller and Buyer further agree, upon request and at the requesting Party’s expense, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions) without the imposition of a countervailing Tax or loss of Tax attributes on or by the Party to whom such request is directed.

(c)                                              If any claim, suit or proceeding shall be made by any taxing authority that could give rise to an additional payment of Taxes related to the Acquired Assets, the party responsible for the payment of such taxes shall control all proceedings arising in connection with such claim suit or proceeding.

7.7       Registration Rights.

(a)                                              As soon as practicable after the execution of this Agreement, Buyer shall file with the SEC a Registration Statement on any available form of registration, at Buyer’s expense, registering the resale of the Primary Shares (as hereinafter defined) and the Holdback Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act.  Buyer shall use its commercially reasonable efforts to cause the Registration Statement to become effective within sixty (60) days after the filing date of the Registration Statement with the SEC; provided, however, that in the event that the Registration Statement receives SEC review, Buyer will use its commercially reasonable efforts to cause the Registration Statement to become effective within ninety (90) days after the filing date of the Registration Statement with the SEC.  Once effective, the Registration Statement shall remain continuously effective until the earlier of (i) two years after the date of its effectiveness and (ii) such time as all of the Primary Shares and the Holdback Shares registered thereunder may be sold pursuant to Rule 144 promulgated under the Securities Act without restriction on the number of Primary Shares or Holdback Shares that may be sold.

(b)                                             Review by Holder.  Each Holder covenants and agrees that it shall use its commercially reasonable efforts to provide to Buyer on a timely basis such consents, representations and information as may reasonably be required by Buyer in connection with the preparation and filing of a Registration Statement or related prospectus or any amendment or supplement thereto.  Buyer will, prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto, furnish to each Holder copies of such Registration Statement and prospectus or any amendment or supplement thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by Seller (such approval not to be unreasonably withheld or delayed).

(c)                                              Expenses.  Buyer shall pay all expenses of registration of any Primary Shares or Holdback Shares pursuant to Section 7.7.

(d)                                             Notification.  Buyer will promptly notify each Holder upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or amendments or supplements to the Registration Statement or any related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the Primary Shares and the Holdback Shares registered pursuant to Section 7.7 for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or Buyer otherwise becomes aware of any statement included in the Registration Statement, related prospectus or documents that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) Buyer’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event Buyer will promptly make available to each Holder any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

(e)                                              Indemnification.  In the event that any Primary Shares or Holdback Shares are included in a Registration Statement under this Agreement:

(i)             To the extent permitted by law, Buyer will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Securities Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by Buyer of the Act, the Securities Act, any state securities laws or any rule or regulation promulgated under the Act, the Securities Act or any state securities laws,  and Buyer will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 7.7(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(ii)          To the extent permitted by law, each selling Holder will indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Buyer within the meaning of the Act, legal counsel and accountants for Buyer, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Securities Act, any state securities laws or any rule or regulation promulgated under the Act, the Securities Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 7.7(f)(ii) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 7.7(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 7.7(f)(ii) exceed the net proceeds from the offering sold by such Holder.

(iii)       Promptly after receipt by an indemnified party under this Section 7.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 7.7(f) to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.7(f).

(iv)      If the indemnification provided for in this Section 7.7(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section7.7(f)(ii), shall exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)         The obligations of Buyer and Holders under this Section 7.7(f) shall survive the completion of any offering of Common Stock in a registration statement under this Section 7.7 and otherwise.

(f)                                                Additional Requirements.  Until termination of the Registration Statement, Buyer will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act and file on a timely basis with the SEC all information that it may be required to file under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, use its commercially reasonable efforts to maintain the availability of Rule 144 promulgated under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Common Stock.

7.8       Benefit Plans.

Buyer shall take such reasonable actions, to the extent permitted by Buyer’s benefits programs, as are necessary to allow all employees of Seller who accept employment with Buyer  (collectively, “Seller Employees”) to participate in the health, welfare and other benefit programs of Buyer or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of Buyer in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits).  Nothing in this Section 7.8 shall be deemed to obligate Buyer to offer employment to any employees of Seller.

7.9       No-Shop Provisions.

Until the Closing or the termination of this Agreement by Buyer,  Seller hereby covenants and agrees that (i) they will not, and will not permit any of its Affiliates (including the stockholders of Seller) to, directly or indirectly (through agents or otherwise), initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or endorse or agree to endorse any Competing Transaction, or authorize or permit any of the officers, directors  or employees of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller or any of its Affiliates (including the stockholders of Seller) to take any such action, and (ii) Seller will promptly notify Buyer of all relevant terms of any such inquiries and proposals received by it or any of its Affiliates (including the stockholders of Seller) or by any of Seller’s officers, directors, investment bankers, financial advisors, attorneys, accountants or other representatives relating to any such matters, and if such inquiry or proposal is in writing, Seller will promptly deliver or cause to be delivered to Buyer a copy of such inquiry or proposal.  For purposes of this Agreement, “Competing Transaction” means any of the following (other than the transactions contemplated by this Agreement) involving Seller:  (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of Seller (other than sales of Inventories in the Ordinary Course; or (iii) any offer, sale or other transfer of any equity interest in Seller.

7.10                                      Conduct of Business.

(a)                                              During the period from the date of this Agreement until the Closing Date, Seller agrees to carry on its business in the Ordinary Course.   Seller further agrees to pay all debts and Taxes when due, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, to keep available the services of its present officers and key employees and to use its commercially reasonable efforts and its available resources to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date.  Seller agrees to promptly notify Buyer in writing of any event or occurrence not in the Ordinary Course, and of any event which could reasonably be expected to have a Material Adverse Effect.

(b)                                             Without limiting the generality of Section 7.10(a), during the period from the date of this Agreement until the Closing Date, Seller shall not do, cause or permit any of the following, without the prior written consent of Buyer:

(i)             Enter into any material contract or commitment (including, without limitation, any contracts with employees, officers, directors or shareholders or any material operating lease), or violate, amend or otherwise modify or waive any of the terms of any of the contracts other than in the Ordinary Course; provided, further, that other than in the Ordinary Course, Seller shall not enter into any contract, commitment or agreement (x) which grants any third party exclusive rights, (y) which provides any third party with equity, as compensation or otherwise, or (z) with any third party which could reasonably be deemed to be a competitor of Buyer;

(ii)          Sell, lease, license (either exclusively or non-exclusively), encumber or other transfer or dispose of any Seller Intellectual Property;

(iii)       Sell, lease, license or otherwise dispose of or encumber any of Seller’s properties or assets which are material, individually or in the aggregate, to its Business, taken as a whole except for sales of products in the Ordinary Course;

(iv)                    Incur any indebtedness for borrowed money, except as reasonably necessary for the operation of its Business in a manner, and in amounts, consistent with past practices, or guarantee any such indebtedness or guarantee any indebtedness of others;

(v)                       Pay any amount in excess of $25,000 in any one case or $50,000 in the aggregate arising for any reason other than in accordance with the terms of any claim, liability or obligation of Seller; provided, however, that Seller may pay such amounts to the extent they are reflected or reserved against in the Seller Financial Statements;

(vi)                              Make any capital expenditures, capital additions or capital improvements except in the Ordinary Course and not withstanding the foregoing, make any such expenditures, additions or improvements in excess of $25,000 in any one case or $50,000 in the aggregate;

(vii)                 Materially reduce the amount of any insurance coverage provided by existing Insurance Policies;

(viii)              Terminate or waive any rights of any material or substantial value, except in the Ordinary Course;

(ix)                      Adopt or amend any employee benefit or stock purchase or option plan, or hire any new employee, or increase the level of compensation of any employee, or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant;

(x)                         Grant any severance or termination pay to any director, officer or employee, except payments made pursuant to written agreements outstanding prior to the date of this Agreement;

(xi)                      Commence any material lawsuit other than (x) for the routine collection of bills, (y) in such cases where Seller in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its Business; provided, however, that Seller consults with Buyer prior to the filing of such a suit, or (z) for a breach of this Agreement;

(xii)                   Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its Business, taken as a whole;

(xiii)                Other than in the Ordinary Course or as required by GAAP, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consents to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xiv)               Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course;

(xv)                  Adopt a plan of complete or partial liquidation or dissolution; or

(xvi)               Take or agree to take, any of the actions described in this Section 7.10(b)(i) through (xv) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

ARTICLE VIII

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acquired Assets” has the meaning set forth in Section 1.1.

“Acquired Accounts Receivables” has the meaning set forth in Section 1.1(a).

“Act” shall mean the Securities Act of 1933, as amended.

 “Affiliate” means with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

 “Assignment”  has the meaning set forth in Section 2.3(a)(ii).

“Assignment of Leases” has the meaning set forth in Section 2.3(a)(x).

“Assumed Liabilities” has the meaning set forth in Section 1.3.

“Base Shareholder Equity” has the meaning set forth in Section 2.2(b).

“Berger Employment Agreement” has the meaning set forth in Section 3.14.

“Bill of Sale” has the meaning set forth in Section 2.3(a)(ii).

“Business” has the meaning set forth in the Recitals.

“Buyer” has the meaning set forth in the preamble.

“S. Carlson” has the meaning set forth in the preamble.

“T. Carlson” has the meaning set forth in the preamble.

 “Carlson Employment Agreement” has the meaning set forth in Section 3.14.

“Cash Holdback” has the meaning set forth in Section 2.2(b).

“Cash Purchase Price” has the meaning set forth in Section 2.2( c).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Shareholder Equity” has the meaning set forth in Section 2.2(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

 “Common Stock” has the meaning set forth in the Recitals.

“Competing Transaction” has the meaning set forth in Section 7.9.

“Contracts” has the meaning set forth in Section 5.7.

“Control” means, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Copyright” has the meaning set forth in the definition for Intellectual Property.

“Court” means any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

“CTR Agreement” has the meaning set forth in Section 3.15.

“Damages” has the meaning set forth in Section 7.2(a) and Section 7.2(c).

“Deposit” has the meaning set forth in Section 2.2(d).

“Disclosure Schedule” means the schedules delivered by Seller to Buyer as provided in this Agreement.

“Documents” means this Agreement, the Assignment, the Assignment of Leases, the Escrow Agreement, the Bill of Sale, the Non-Competition Agreement, the Carlson Employment Agreement, the Berger Employment Agreement and the CTR Agreement.

“Environmental and Safety Requirements” means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. §§ 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. §§ 1804 et seq., the Occupational Safety and Health Act of 1970, in each case whenever enacted or amended, and the rules and regulations promulgated thereunder.

“Escrow Agreement” has the meaning set forth in Section 2.2( c).

 “Excluded Assets” has the meaning set forth in Section 1.2.

“Excluded Cash” shall mean that amount that is equal to $5,000.

“Excluded Liabilities” has the meaning set forth in Section 1.4.

“Fair Market Value” shall mean the average of the closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) trading days prior to the applicable date.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state, county or local.

“Guarantees” has the meaning set forth in Section 5.7.

 “Holdback Shares” has the meaning set forth in Section 2.2(b).

“Holder” shall mean Seller or any Person who holds shares of Common Stock pursuant to the terms of this Agreement or following the consummation of the Transactions.

“Insurance Policies” has the meaning set forth in Section 5.7.

“Intellectual Property” means:

(i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, “Issued Patents”);

(ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively “Patent Applications” and, with the Issued Patents, the “Patents”);

(iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, “Copyrights”);

(iv) common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, “Trademarks”);

(v)                                 all right, title and interest of Seller to the extent required and used to conduct the Business as presently conducted in, to, or under (i) all invention disclosures, improvements, trade secrets, proprietary information, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (ii) all moral and economic rights of authors and inventors, however denominated, (iii) database and data collections and computer software, whether owned or licensed, to the extent fully assignable; and (iv) all industrial designs and registration’s and applications therefor, (collectively, as such is required and used to conduct the Business as currently conducted by Seller);

(vi) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business as such business is currently conducted and as its business is proposed to be conducted;

(vii) all domain names registered; and

(vii) all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

“Inventories” has the meaning set forth in Section 1.1(b).

“Issued Patents” has the meaning in the definition for Intellectual Property.

“Knowledge” means the actual knowledge, after diligent inquiry, of the specified person (in the case of an entity, including all current officers, directors and managers).

“Law” means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

“Leases” has the meaning set forth in Section 1.1( r).

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Licenses” has the meaning set forth in Section 5.6(c).

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easements, reservations, restrictions, clouds, rights of first refusal or first offer, options, or other similar arrangement or interest in real or personal property.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations of such Person.

“Minimum Threshold” has the meaning set forth in Section 7.2(b)(ii).

“Newco” has the meaning set forth in the Recitals.

“Non-Competition Agreement” has the meaning set forth in Section 3.10.

 “Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

“Ordinary Course” means the ordinary course of business of the referenced Person consistent with past custom and practice.

“Party” and “Parties” have the meanings set forth in the preamble.

“Patent Application” has the meaning set forth in the definition for Intellectual Property.

“Patents” has the meaning set forth in the definition for Intellectual Property.

“Permits” means all material permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities under which Seller is operating or bound.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Primary Shares” means the Stock Purchase Price less the Holdback Shares.

“Proceeding” means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or arbitrator.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Reduction Amount” has the meaning set forth in Section 2.2(b).

“Registration Statement” has the meaning set forth in Section 5.23.

“Related Party Agreements” has the meaning set forth in Section 5.7.

“Retained Amount” has the meaning set forth in Section 7.1(d).

“Retention Period” has the meaning set forth in Section 7.1(d).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Exchange Act of 1934, as amended.

“Seller” has the meaning set forth in the preamble.

“Seller Bank Accounts” has the meaning set forth in Section 5.22.

“Seller Capital Stock” has the meaning set forth in Section 5.1(b).

“Seller Contracts” has the meaning set forth in Section 1.1(e).

“Seller Employees” has the meaning set forth in Section 7.8.

“Seller Financial Statements” has the meaning set forth in Section 5.4.

“Seller Intellectual Property” has the meaning set forth in Section 5.17(a).

“Seller Products” has the meaning set forth in Section 5.17(b)(ii).

“Seller Software” has the meaning set for in Section 5.17(j).

“Shareholders” has the meaning set forth in the Recitals.

“Stock Purchase Price” has the meaning set forth in Section 2.2( c).

 “Tax” as used in this Agreement, means any of the Taxes, and “Taxes” means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group.  Notwithstanding the foregoing, solely for purposes of Section 5.15, Tax (and the correlative meaning, “Taxes”) shall not include any amount to the extent that (A) a lien, claim or encumbrance cannot be placed upon any of the Acquired Assets with respect to such amount and (B) neither Buyer nor any Affiliates of either such entity can be made directly or indirectly liable with respect to such amount.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Intellectual Property” has the meaning set forth in Section 5.17(c).

“Transactions” has the meaning set forth in the Recitals.

“Unassignable Contracts” has the meaning set forth in Section 1.8.

“Vehicles” has the meaning set forth set forth in Section 1.1(s).

ARTICLE IX

MISCELLANEOUS

9.1       No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

9.2       Entire Agreement.

This Agreement and the other Documents referred to herein constitute the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the Parties, written or oral, which may have related in any way to the subject matter of any Document.

9.3       Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

9.4       Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth below:

If to Seller:

CarTika Medical, Inc.
9909 South Shore Drive
Plymouth, MN 55441
Telephone:
Facsimile:
	Attention:	Thomas C. Carlson

With copy to:

Lommen, Nelson, Cole &Stageberg, P.A.
2000 IDS Center
80 S. Eighth Street
Minneapolis, MN 55402
	Telephone	(612) 339 8131
	Facsimile:	(612) 339 8064
	Attention:	Glen R Kessel, Esq.

If to Shareholders:

Thomas C. Carlson
Sheila A. Carlson
6907 Sand Ridge Road

Eden Prairie, MN 55346
Telephone:	(952) 934-7051
Facsimile:

Copy to:

Telephone:
Facsimile:
Attention:

If to Buyer:

Cardiotech International Inc.
229 Andover Street
Wilmington, MA 01887
Telephone:
Facsimile:
Attention:	Dr. Michael Szycher

Copy to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, NY 10017
Telephone	(212) 370-1300
Facsimile:	(212) 370-7889
Attention:	David Selengut, Esq.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.5       Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such State.

9.6       Modification, Amendments and Waiver.

No modification, amendment or waiver of any provision of this Agreement shall be valid unless the same shall be approved in writing and signed by all of the Parties.

9.7       Incorporation of Exhibits and Schedules.

The Exhibits, Disclosure Schedule and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein.

9.8       Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Whenever appropriate in the context, terms used in this Agreement in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.  Unless otherwise expressly stated herein, all references to the term “including” shall be deemed to be interpreted as meaning “including, without limitation”.  Unless otherwise expressly stated herein, all references to the phrase “applicable law” shall be deemed to include provisions of rules and regulations promulgated under applicable law.  Except as otherwise expressly provided herein, all references herein to any contract, agreement, law, rule, regulation or other document shall refer to such contract, agreement, law, rule, regulation or other document as amended from time to time.

9.9       Independence of Covenants and Representations and Warranties.

All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

9.10                        Severability.

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11                        Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

9.12                                      Specific Performance and Arbitration.

(a)                                              The parties acknowledge and agree that the breach by the parties of Section 7.5 would cause irreparable damage to the other parties and that such party would not have and adequate remedy at law.  Therefore, the obligations of the parties pursuant to Section 7.5 will be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies, however, will be cumulative and not exclusive and will be in addition to any other remedies that the parties may have under this Agreement or otherwise.

(b)                                             Except as otherwise provided in Section 9.12(a) above, the Company and Seller hereby irrevocably and unconditionally submit to resolution of any and all controversies, disputes or claims arising out of, or relating to, this Agreement to arbitration in Minneapolis, Minnesota, by a panel of three (3) arbitrators, in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof.  The Company and Seller shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a neutral third arbitrator from the American Arbitration Association panel of arbitrators.

9.13                        Attorney’s Fees.

If attorney’s fees or other costs are incurred to secure performance of any obligation under this Agreement, to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs incurred in connection therewith.

9.14                        Bulk Sales Laws.

Seller will comply with the bulk sales or transfer laws of all applicable jurisdictions in connection with the Transactions contemplated by this Agreement.

9.15                        Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.16                        Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CARTIKA MEDICAL, INC.

By:
	Name:	Thomas C. Carlson
	Title:	President

THOMAS C. CARLSON

SHEILA A. CARLSON

CARDIOTECH INTERNATIONAL, INC.

By:
	Name:	Michael Szycher
	Title:	Chairman and Chief Executive Officer

Signature Page to Asset Purchase Agreement